                                                                    EXHIBIT 10.8

                            SECOND AMENDMENT TO LEASE

        THIS AMENDMENT TO LEASE (this "Amendment") is made as of the 28th day of February, 1997, by and between HEM CORPORATION, a Maryland corporation (hereinafter referred to as "Landlord"), and BEST SOFTWARE, INC., a Virginia corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant are parities to that certain Lease dated March 11, 1993, a First Amendment dated 28th day of February, 1995 (the "Lease"), with respect to certain premises located at 11425 Isaac Newton Square, Reston, Virginia (the "Building"); and

        WHEREAS, the premises leased by Tenant consists of approximately Sixteen Thousand Eight Hundred Thirty-Seven (16,837) square feet of space located on the first floor of the Building (the "Premises").

        WHEREAS, the parties now desire to supplement and/or modify the terms of the Lease in the manner set forth herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreement herein contained, Landlord and Tenant agree that the Lease is hereby modified, amended, and/or supplemented as hereinafter set forth, and any language of, or provision in said Lease which is inconsistent or is in conflict with the following, and not hereinafter referred to, shall be deemed appropriately amended or modified:

         1.       TERM

         Provided Tenant is not in default under any of the terms, conditions, covenants or agreements of the Lease, Tenant is hereby granted an extension of the Term (the "Extension Term") for an additional Five (5) year period commencing on March 1, 1997 (the "Commencement Date") and expiring February 28, 2002 (the "Expiration Date").

         2.       EARLY LEASE TERMINATION

         Provided Tenant is not in default at the time Tenant is to exercise this option under any of the terms, conditions, covenants or agreements of the Lease, Tenant shall have the right to terminate this Lease under the following conditions:

         a. Tenant may exercise the right to terminate this Lease upon delivery of a written notice to Landlord in the Thirtieth (30) month of the Extension Term.

         b. As a result of said notice the Lease will terminate at the end of the 36th month of the Term.

         c. No less than ninety (90) days before the effective date of termination of this Lease, Tenant shall pay Landlord fifty percent (50%) of the unamortized cost of the Leasehold improvements provided by Landlord pursuant to this Lease with the balance to be paid upon termination. These costs shall be amortized on a straight line basis over the sixty (60) month term.

         3. RENT

            Tenant covenants and agrees to pay to Landlord as rental for the Premises during the Extension Term the following amounts:

            a. For the first year of the Extension Term period it is agreed that the annual minimum rental rate shall be Two Hundred Twenty-Three Thousand Ninety and 25/100 Dollars ($223,090.25), calculated at $13.25 per square foot, payable in equal monthly installment of Eighteen Thousand Five Hundred Ninety and 86/100 Dollars ($18,590.86). Rent shall be based on a fullservice lease inclusive of building standard services and utilities as included in the Lease. The Minimum Rent shall be increased on each anniversary of the Commencement Date as follows:

                                                Annual                    Monthly
                                                ------                    -------
        Year 2                                $229,782.96                $19,148.58
        Year 3                                $236,676.45                $19,723.04
        Year 4                                $243,776.74                $20,314.73
        Year 5                                $251,090.04                $20,924.17


         b. Operating Cost Increases

            Commencing with the installment of rent due on the thirteenth (13th) month of the Extension Term, and thereafter with each monthly installment of rent due and payable during the Extension Term and any renewal or extension hereof, Tenant shall pay to Landlord, as additional rent hereunder, one-twelfth (1/12th) of Tenant's proportionate share (as defined in the Lease) of any increase in the "Operating Costs" (as defined in the Lease) of the Building for each "Cost Year" (as defined in the Lease) over the Operating Costs incurred by Landlord during the "Base Year" (which is defined as July 1, 1993 to June 30,
1994). The "Base Year" amount is Ninety-One Thousand Four Hundred Forty-Seven Dollars ($91,447.00).

            Landlord agrees that the "Operating Costs" for the building (excluding, however utilities, insurance, and real estate taxes) shall not increase at a rate greater than five percent (5%) over the previous year's "Operating Costs".

         4. TENANT IMPROVEMENT ALLOWANCE

            Landlord agrees to provide Tenant an improvement allowance fund of Fifty-Two Thousand One Hundred Ninety-Four and 70/100 Dollars ($52,194.70) for Tenant Improvements, including but not limited to, space design, permits and construction. Note: this amount includes $0.10 per square foot for test fits. Any unused allowance will be paid to Tenant directly upon receipt of invoice from Tenant.


         5. RIGHT TO RENEW

            Tenant shall have a right to renew the Extension Term of the Lease for either (a) one (1) period of two (2) years or (b) one (1) period of five
(5) years, provided that Tenant give Landlord written notification six (6) months prior to the expiration of the Extension Term. The minimum annual rental rate on the renewal shall be either the lesser of the Tenant's current rent as escalated or 100% of the market rents on a two (2) year term or 95% of market rents on a five (5) year term. Market rents shall include market concessions.

         6. BROKER COMMISSION

            Landlord shall not pay any outside broker commission in connection with this transaction.

         7. ALTERATIONS

            Upon the expiration of the Lease, Tenant shall have no obligation to remove any improvements or alterations made to the Premises. However, Tenant may remove alterations, including fixtures, which can be removed without causing material damage to the Premises or the Building.

         8. PARKING

            Tenant shall have the right to continue to use parking spaces in the building lot at a ratio of four (4) per 1,000 rentable square feet of leased space.

         9. MECHANICAL SYSTEMS

            Landlord warrants that the Building's mechanical systems are in good working order as of the Commencement Date.

         10. NON-MODIFICATION

            The Lease Agreement of March 11, 1993 and the First Amendment to the Lease dated February 28, 1995, shall be and remain in full force and effect, except as modified by Second Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.


WITNESS/ATTEST:                                   HEM CORPORATION

/s/ John Janke
-----------------------                           By:/s/ Erwin Gudelsky
                                                     -------------------------

                                                  Name:  Erwin Gudelsky
                                                        ----------------------
                                                  Title: President
                                                        ----------------------

                                                  BEST SOFTWARE, INC.
 /s/ Jackie Welch
------------------------                          By:    /s/ David N. Bossermann
Executive Assistant                                     ------------------------
                                                  Name:  David N. Bossermann
                                                        ------------------------
                                                  Title: Chief Financial Officer
                                                        ------------------------

                               AMENDMENT TO LEASE

                THIS AMENDMENT TO LEASE (this "Amendment") is made as of the 28th day of February, 1995, by and between HEM CORPORATION, a Maryland corporation (hereinafter referred to as "Landlord"), and BEST PROGRAMS, INC., a Virginia corporation (hereinafter referred to as "Tenant").

                WHEREAS, Landlord and Tenant are parties to that certain Lease dated March 11, 1993 (the "Lease") with respect to certain premises located at 11425 Isaac Newton Square, Reston, Virginia (the "Building"); and

                WHEREAS, the original premises leased by Tenant consists of approximately Twenty-One Thousand Three Hundred Sixty-Five (21,365) square feet of space located on the first floor of the Building (the "Original Premises"); and

                WHEREAS, Tenant has agreed to vacate a total of Four Thousand Five Hundred (4,500) square feet of area as shown on Exhibit A-1 attached to this Amendment and made a part hereof (the "Relinquished Premises"), upon the terms and conditions hereinafter set forth.

                NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                1 .    Premises.

                       (a) Section 1 of the Lease is hereby amended by deleting the first two (2) sentences in their entirety and inserting the following in lieu thereof.

                  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions hereinafter set forth, that certain area containing approximately Sixteen Thousand Eight Hundred Sixty-Five (16,865) square feet of space, designated as Suite No. F-1, located on the first floor of the building located at 11425 Isaac Newton Square, Reston, Virginia (the "Building"), which area is cross-hatched on the floor plan labeled Exhibit A attached to the Lease, and by this reference made a part hereof, less the Relinquished Premises which is shown on the floor plan labeled Exhibit A-1 attached to this Amendment and by this reference made a part hereof (the "Premises"). The exact area of the Premises will be determined after completion of the improvements set forth in Section 3 of this Amendment, and the measurement of the Premises shall be in accordance with the Washington, D.C. Association of Realtor's method for measurement.

                       (b) Tenant agrees that as of the effective date of this Amendment, Tenant will surrender the Relinquished Premises broom clean and free of all furniture, fixtures and equipment. Tenant waives notice to remove and agrees that Landlord shall be entitled to the benefit of all laws respecting the summary recovery of possession from a tenant holding over to the same extent as if statutory notice were given.

                2. Rent

                       (a) Section 4(a) of the Lease is hereby amended by deleting the chart in its entirety and inserting the following chart in lieu thereof:

                                                                                                  Basic Rent
Lease Year                 Basic Annual Rent                     Basic Monthly Rent          Per Square Foot
----------                 -----------------                     ------------------          ---------------
2/28/95-6/30/95               $224,726.12                             $18,727.18                   $13.325
7/01/95-6/30/96               $230,375.90                             $19,197.99                   $13.66
7/01/96-6/30/97               $236,110.00                             $19,675.83                   $14.00


The Basic Annual Rent shall be adjusted based on the square footage rentals set forth above after the Premises has been measured.

                         (b) Section 4(b)(4) of the Lease is hereby deleted in
its entirety and the following is inserted in lieu thereof:

                         As used herein, Tenant's "proportionate share" shall be .4505 (45.05%), which share is determined by dividing Sixteen Thousand Eight Hundred Sixty-Five (16,865) square feet (the number of rentable square feet in the Premises), by Thirty-Seven Thousand Four Hundred Forty (37,440) square feet (the total rentable area of gross floor space in the Building).

                  3.     Redemising of Premises.

                  Landlord agrees to perform the following work to accomplish the partitioning of the Original Premises:

                                  (i)      Erect new demising partition in
                                           accordance with building codes, to be
                                           delivered in painted condition;

                                  (ii)     Install new access doors and new
                                           security door and remove wall in the
                                           locations shown on Exhibit A-1
                                           attached hereto and made a part
                                           hereof; and

                                  (iii)    Provide access to the electric and
                                           telecom rooms shown on Exhibit A-1
                                           upon request by Tenant, which access
                                           may be provided by Landlord's agent
                                           during normal business hours and
                                           outside normal business hours in the
                                           event of an emergency or, in the
                                           alternative in Landlord's sole
                                           discretion, by the installation of an
                                           access door.

                  4. Right of First Refusal. Section 34 of the Lease is hereby amended by the addition of the following at the end thereof:

                     If at any time during the term of this Lease, Ideal Electronic Security Co., Inc. ("Ideal") vacates the Relinquished Premises or any portion thereof, Landlord will deliver written notice to Tenant of the amount of the Relinquished Premises available to be leased, rental rate term and other significant terms. Tenant shall have the right, to be exercised by written notice within ten (10) days after receipt of Landlord's notice to lease such space upon the terms and conditions contained in Landlord's notice. Notwithstanding the foregoing, the rental rate shall not exceed the market rate for comparable space then being offered in Isaac Newton Square. If Tenant fails to respond within (10) days after receipt of Landlord's notice or fails to execute an amendment to this Lease adding the Relinquished Premises available, upon the terms in the

                                  EXHIBIT A-1


                                 [FLOOR PLAN]


FIRST
FLOOR

NOTES:
------

(1) Landlord to install new door or relocate existing door as indicated

(2)  Landlord to install new security door
     with push-button combination lock

(3)  Remove wall
                         notice, Landlord may thereafter lease such space to such third party on substantially the terms presented to Tenant free and clear of any then-existing or future interest of Tenant.

                5. Access to Restrooms. Tenant shall, during all times that business is being conducted on the Premises provide Ideal or the then-current occupant of Suite F-2 with unlimited reasonable access to and use of the men's and women's restroom facilities located in the Premises, at no cost or expense to Ideal, or the other occupant or Landlord.

                6. Miscellaneous. Except to the extent modified by this Amendment, the Lease shall remain in full force and effect and the parties hereby ratify and confirm the same. In the event of a conflict between a term or provision of this Amendment and a term or provision of the Lease, the term or provision of this Amendment shall control. Any capitalized term used herein shall have the meaning given to it in the Lease, unless otherwise defined in this Amendment.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment of Lease to be executed as of the date first written above.

WITNESS/ATTEST:                             HEM CORPORATION


--------------------------                  By:
                                                -------------------------------
                                            Name
                                            Title:
                                                  -----------------------------

                                            BEST PROGRAMS, INC.


/s/ Jacqueline Welch                        By:   /s/ Melody Ranelli
--------------------------                        -----------------------------
                                            Name
                                            Title: Executive VP, CFO
                                                  -----------------------------

                                     LEASE

This Lease is made this day 11th of March, 1993, by and between HEM CORPORATION, a Maryland corporation (the "Landlord"), c/o Percontco, Inc., 11900 Tech Road, Silver Spring, Maryland 20904 and BEST PROGRAMS, INC. a Virginia corporation (the "Tenant").


                                   WITNESSETH:

      In consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

    1. PREMISES.

      Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions hereinafter set forth, that certain area containing approximately 21,365 square feet of space, designated as Suite No. F-1, located on the first floor of the building and associated parking area (the "Building"), located at 11425 Isaac Newton Square, Reston, Virginia, which area is crosshatched on the floor plan labeled Exhibit A, attached hereto and by this reference made a part hereof (the "Premises"). The exact area of the Premises will be determined after completion of all work shown on Tenant's final space plan, and the measurement of the Premises shall be in accordance with the Washington, D.C. Association of Realtors' method for measurement. Minimum Rent and all additional rent and other charges calculated on a per-square-foot basis shall be adjusted to the actual number of square feet in the Premises.

    2.   TERM.

      (a) The term of this Lease (the "Term") shall be four (4) years, adjusted as provided below. The Term shall commence (the "Commencement Date") on the earlier of the date that is (i) the date as Tenant takes possession or commences use of the Premises for any purpose whatsoever, or (ii) the date of substantial completion of the Premises, as reasonably determined by Landlord's representative, and shall terminate at midnight on the fourth (4th) anniversary thereof (the "Expiration Date"). The actual Commencement Date and Expiration Date shall be as set forth in and confirmed by Landlord and Tenant by their execution of an "Acceptance of Premises Memorandum" in the form attached hereto as Exhibit B and by this reference made a part hereof.

      (b) Tenant shall have the right, as an option appurtenant to the Lease, to be exercised as hereinafter provided, to renew the Term of the Lease for one (1) successive period of five (5) years, upon the following terms and conditions (the "Renewal Term"):

        (1) At the time of the exercise of each such right and for the remainder of the then current Term, Tenant shall not be in default in the performance of any of the agreements contained in the Lease under section 17(a), beyond the expiration of stated cure period.

        (2) Each extension shall be upon the same terms, covenants, and conditions as in the Lease provided, except that:

           (i) there will be no further privilege of extension of the Term of this Lease beyond the periods referred to above;

           (ii) the Minimum Rent during each such Renewal Term shall be as follows and shall otherwise be payable in accordance with Section 4 of the
Lease: for the first lease year of Renewal Term an amount equal to ninety-five percent (95%) of the Then Prevailing Rate (as hereinafter defined);

           (iii) The "Then Prevailing Rate" shall mean the prevailing rental rate for space similar in quality to the Premises, quoted to prospective tenants of other buildings in the Reston, Virginia, office park known as "Isaac Newton Square" (taking into account concessions, including rent abatements and building allowances), and, as of the date seven (7) months prior to the expiration of the then current Term, per square foot of leasable area, multiplied by the number of square feet in the Premises. Landlord will give Tenant written notice of the "Then Prevailing Rate" at least seven (7) months prior to the expiration of the then-current Term, and

           (iv) commencing with the second Lease Year of the Renewal Term and for each Lease Year thereafter, the Minimum Rent shall be increased annually during the Renewal Term to an amount equal to the Minimum Rent for the prior lease year multiplied by One Hundred Two and one-half percent (1.025%).

        (3) Tenant shall exercise its right to any renewal of the Term of this Lease by notifying Landlord of Tenant's election to exercise such right at least six (6) months prior to the expiration of the then-existing Term of this Lease; provided, however, if Landlord is late in delivering to Tenant the notice referred to in Section 2(b)(2)(iii), the time for Tenant's renewal notice will be extended for the same period of delay. Upon the giving of Tenant's renewal notice, this Lease shall be deemed renewed for the specific period, subject to the provisions of this Lease, without execution of any further instrument.

    3. CONSTRUCTION OF LEASE SPACE IMPROVEMENTS.

      In accordance with the final space plan prepared by Tenant and approved by Landlord, which will not be unreasonably withheld or delayed, Tenant will perform or cause to be performed the work described therein. Landlord will tender the Premises to Tenant upon execution of this Lease. Tenant's acceptance of possession of the Premises shall mean that Tenant has accepted the Premises and their condition, and that the Premises are satisfactory as delivered. Tenant shall be responsible for obtaining all use and occupancy permits and certificates and agrees to promptly apply for and diligently pursue their issuance. Landlord agrees to provide Tenant with an allowance of up to $256,380 toward improvements, working drawings, permits and construction management on the premises (the "Improvement Allowance"), and an additional allowance of up to $10,682.50 toward space planning (the "Space Planning Allowance"). Landlord will advance funds on account of the improvement allowance as work has been completed, as reasonably determined by Landlord's representative, provided, however, that Landlord may retain the last ten percent (10%) of the Improvement Allowance until Tenant has delivered lien waivers from all laborers and suppliers and Landlord's representative has determined that the Premises are substantially complete. Landlord will advance funds on account of the Space Planning Allowance upon receipt of invoices for such services. Any unused portion of the Improvement Allowance and Space Planning Allowance may be applied as a credit against monthly installments) of minimum rent, as designated by Tenant.

    4. RENT.

      Tenant covenants and agrees to pay to Landlord as rental for the Premises during the Term the following amounts:

      (a) For the first lease year, as minimum annual rental (the "Minimum Rent"), at the rate of $13.00 per square foot, Two Hundred Seventy-Seven Thousand Seven Hundred Forty-Five Dollars ($277,745) payable in advance in equal monthly installments of Twenty-Three Thousand One Hundred Forty-Five Dollars and 42/100 ($23,145.42), each on the first day of each month without notice, demand, offset, deduction or abatement except as expressly set forth in this Lease. If the Term commences on any day of the month other than the first, the Minimum Rent for the unexpired portion of such month shall be prorated and shall be due on the first day of the Term. The Minimum Rent shall be increased on each anniversary of the Commencement Date as follows:

                            Annual                     Monthly
                            ------                     -------
    Year 2                $284,688.63                  $23,724.06
    Year 3                $291,805.85                  $24,317.16
    Year 4                $299,101.00                  $24,925.09


        (b) Operating Cost Increases

           (1) Commencing with the installment of rent due on the thirteenth
(13th) month of the Term, and thereafter with each monthly installment of rent due and payable during the Term and any renewal or extension hereof, Tenant shall pay to Landlord, as additional rent hereunder, one-twelfth (1/12th) of Tenant's proportionate share (as hereinafter defined) of any increase in the "Operating Costs" (as hereinafter defined) of the Building for each "Cost Year" (as hereinafter defined) over the Operating Costs incurred by Landlord during the "Base Year" (as hereinafter defined).

           (2) As used herein, the term "Operating Costs" shall mean all expenses and costs (but not specific costs which are separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with owning, operating, managing, painting, repairing, insuring and cleaning the Building and the parking area. The term "Operating Costs" shall include any and all general real estate taxes, including assessments, as valorem charges, special benefit assessments, gross foot benefits charges, water and sewer rights and all other governmental or public charges or impositions of every kind and nature whatsoever, general and special, extraordinary as well as ordinary, foreseen and unforeseen, which may be levied, assessed or imposed upon the land, Building, all improvements located upon the tax parcel or parcels of which the Premises or the Building are a part during any year or partial year during the Term or on the rents received from the Building if in the nature of a capital levy, and all expenses and fees, including attorneys' fees, incurred by Landlord in contesting, appealing and/or negotiating with the public authorities as to any of the above. Operating costs shall include a management fee that is consistent with management fees paid to independent property managers on a good faith, arm's length basis for the management of first-class office buildings of size and location similar to those of the Building; provided, however, that during the initial Lease Term such management fee payable to any affiliate of Landlord shall not exceed in any Lease Year (but for purposes of calculating Operating Charges under this Lease only) an amount equal to four percent (4%) of the gross rents or receipts received by Landlord from tenants or occupants in the Building. The provisions of this clause shall not be construed as a limit on any management fee actually payable by Landlord to any affiliate of Landlord.

           (3) As used herein, the term "Base Year" shall mean the initial twelve (12) months of occupancy beginning with the Commencement Date, and the term "Cost Year" shall mean each twelve (12) months commencing with January 1 and ending on December 31.

           (4) As used herein, Tenant's "proportionate share" shall be fifty-four and three-tenths of a percent (54.3%), which share is determined by dividing 21,365 square feet, the number of square feet in the Premises, by 39,393 square feet, the total area of gross leasable floor space in the Building, inclusive of common areas inside the Building.

           (5) Within ninety (90) days after the end of each Cost Year during the Term and the Cost Year following the year in which this Lease terminates, Landlord shall deliver to Tenant a statement setting forth the amount of operating Costs paid or incurred by Landlord during the immediately preceding Cost Year and comparable figures for the Base Year, together with a full itemized statement thereof. Tenant's liability for payment of such additional rent shall commence with the said thirteenth (13th) month of the Term, even though the aforesaid statement of such increase shall be delivered on a date subsequent to when the additional rent shall accrue. Operating Costs shall not include legal fees relating to the enforcement of any particular lease; legal fees, brokers' commissions, marketing expenses and similar costs incurred by Landlord in connection with the leasing of space in the Building; legal fees and court costs incurred by Landlord in enforcing any lease of space in the Building; legal fees and other professional fees not related to the management, operation, repair and maintenance of the Building; income taxes, estate taxes and similar taxes for which Landlord or any affiliate is liable; fines, finance charges, late charges, penalties or similar charges arising from the act or omission of Landlord or its agent imposed upon Landlord or any affiliate of Landlord for nonpayment or delay in the payment of any obligation of any kind including, without limitation, utility company charges, service contract installment payments and taxes (unless such charges or penalties relate to payments not made or delayed because of Tenant's failure to pay when due any payment of Tenant's proportionate share of operating Costs as required pursuant to this Lease or unless due to a good faith dispute between Landlord and the supplier of any such services); depreciation of the Building; advertising and promotional expenditures; financing costs and debt service payments; ground rents; premium costs incurred in performing work or furnishing services for any tenant of space in the Building to the extent such work either is paid for by such tenant or amounts for "premium" work that exceeds the work or service that Landlord is obligated to furnish at Landlord's expense or that Landlord is offering to perform for all tenants within the Building; capital expenditures for correcting construction defects or equipment defects to the extent warranty coverage for such work is available; costs of any curative action required for any repair, replacement or alteration made by Landlord to remedy damage caused by or resulting from its negligence or the negligence of its affiliates, employees, agents or servants and not covered by insurance policies required to be obtained by Landlord or its affiliates, employees, agents or servants or by Tenant or other tenants of the Building; costs of any special services or utilities charged to and paid for by a particular tenant of space in the Building; or expenditures for any alteration, renovation, redecoration, subdivision, layout or finish of any tenant space in the Building performed in connection with the readying of such space for occupancy thereof by a tenant or in connection with the renewal of any lease by an existing tenant. If Tenant timely gives such notice to Landlord (and pays the amount due from Tenant, if any, or receives the credit against Minimum Rent due from Landlord, if any, all as set forth in such statement), then for a period of sixty (60) days following the date of such notice Tenant shall have the right to either (1) begin an inspection and/or audit of Landlord's books and records relating to Operating Costs and the information set forth in such statement (with such inspection and/or audit to take place during regular business hours, at Landlord's place of business and following reasonable advance notice to Landlord), or (2) have an independent certified public accountant designated by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) do so for Tenant. Landlord shall cooperate in providing at Tenant's reasonable cost any photocopies of such books and records that might be requested during the course of such inspection and/or audit. Any such inspection and/or audit, once begun, shall be pursued to completion in a reasonably diligent and expeditious manner. Tenant shall give Landlord a copy of the audit report. Tenant agrees to keep all information confidential. If the audit discloses an overpayment by Tenant, the excess shall be credited to the next payment of rent. If the audit discloses an underpayment by Tenant, Tenant shall pay the amount due with the next installment of rent.

           (6) Anything contained in the foregoing provisions of this Section 4 to the contrary notwithstanding, the Landlord shall be entitled, at its discretion, to make from time to time during the Term a reasonable estimate of the increase in Operating Costs which may become due hereunder with respect to any Cost Year or partial Cost Year, and to require Tenant to pay to the Landlord on the account of the increase in Operating Costs for such Cost Year or partial Cost Year, without offset or deduction, such estimated increase in Operating Costs in equal monthly installments. In the event that the total of these estimated monthly installments (if any) paid by Tenant is less than Tenant's share of the increase in Operating Costs as shown by Landlord's statement of Operating Costs, Tenant shall pay the balance due and owing to Landlord within ten (10) days of receipt by Tenant of said statement. In the event that the total of these estimated monthly installments paid by Tenant exceeds Tenant's share of the increase in Operating Costs for such Cost Year or partial Cost Year as shown by said statement, Landlord shall apply any such excess to Tenant's next accruing monthly installment(s) of Tenant's additional rent, or, if in the event of a partial Lease Year at the end of the Term hereof, provided Tenant is not in default hereunder, Landlord shall pay any such excess promptly to Tenant.

      (c) Utilities

           Landlord will submeter gas, electricity, water and sewer at Landlord's expense. Tenant shall pay Landlord, as additional rent, the cost of all gas, electricity, water and sewer services used or consumed at the Premises in excess of $38,457 per Lease Year, which amount shall be increased 1.025% each Lease Year. The term "Lease Year" shall be the twelve (12) month period commencing on the Commencement Date, if the Term begins on the first day of a month, or if the Term does not begin on the first day of a month, on the first day of the first month following the Commencement Date and each successive twelve (12) month period thereafter during the Term. Landlord shall bill Tenant periodically (and expects to bill Tenant quarterly) and Tenant shall pay Landlord the cost of all utilities in excess of a prorated portion of the $38,457 base utility cost, based on the time period covered by such bill.


      (d) All sums other than Minimum Rent payable under any provision of this Lease shall be deemed and shall constitute additional rent, and upon failure of Tenant to pay any such sum, Landlord shall be entitled to exercise any and all rights and remedies contained herein for failure to pay Minimum Rent.

      (e) Late Charges

        If Tenant shall fail to pay any installment of Minimum Rent, additional rent, or other charges after the same becomes due and payable, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the annual rate of two percent (2%) over the fluctuating and floating prime rate as published in The Wall Street Journal on the date the Minimum Rent payment was initially due and will not accrue until the expiration of the grace period and paragraph 17(a)(1). In addition, if Tenant shall fail to pay any installment of Minimum Rent, additional rent or other charges, within ten (10) days after the same becomes due and payable, more than two (2) times in any twelve (12) month period, then Tenant shall also pay to Landlord a late payment service charge (covering administrative and overhead expense) equal to the greater of (i) One Hundred Dollars ($100.00), or (ii) one half of one percent (0.5%) of such unpaid sum per day for each calendar day or part thereof after the due date of such payment that such payment has not been received by Landlord. The provisions herein for late payment service charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated.

5.    USE OF PREMISES.

      (a)Tenant may use and occupy the Premises for office, warehouse, and/or assembling computer software products, and for no other purpose, except with the prior written consent of Landlord. Tenant shall not at any time leave the Premises vacant, but shall, in good faith, continuously throughout the Term actively conduct and carry on in the entire Premises, in an efficient, dignified and reputable manner, in accordance with high standards of operation, the use stated herein.

      (b)Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose which is, directly or indirectly, forbidden by law, ordinance, or governmental or municipal regulation or order, or which may be dangerous to life, limb, or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may be against policy or disturb policy or disturb the quiet enjoyment of any other tenant of the Building or in any way injure or annoy any other tenant or those having business with any other tenant of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Building; or use any apparatus which might make undue noise or set up vibrations in the Building; and will not commit any act which might, in the exclusive judgment of Landlord, damage Landlord's goodwill or reputation, or tend to injure or depreciate the Building.

    6.   SERVICES.

      (a)Provided Tenant is not in default beyond applicable period of cure as described in Section 17 hereof, Landlord shall furnish or cause public utilities to furnish the following services during the Term:

             (1) Air conditioning and heating, in season, and at such temperatures and in such amounts as reasonably required for general office purposes, in Landlord's judgment, to achieve a temperature of approximately 75 degree F when the outside temperature is higher than 90 degrees F, and to achieve a temperature of approximately 68 degrees F when the outside temperature is no less than 30 degrees F.

             (2) Adequate tempered water, for normal and customary drinking, lavatory and cleaning purposes.

             (3) Proper facilities to furnish sufficient electrical power in accordance with Tenant's final space plan.

             (4) Daily janitorial service (weekdays only), excluding Federal holidays.

      (b)Landlord shall not be liable for any failure to furnish, or any delay or suspension in furnishing, any of the utilities or the services above if such failure is attributable to breakdown, maintenance, a shortage of materials, supplies, labor services or from any other cause whatsoever, including heat generated by Tenant's equipment or machinery. Landlord reserves the right to interrupt, curtail, reduce or suspend the services required to be furnished by Landlord hereunder when the necessity therefor arises by reason of accident, emergency, mechanical breakdown, maintenance or when required by any law, order or regulation of any federal, state, county, or municipal authority, or for any other cause beyond the control of Landlord. Landlord shall use due diligence to complete all repairs required of Landlord hereunder. No diminution or abatement of rent or other compensation shall be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant hereunder be affected or reduced by reason of such interruption, curtailment, reduction or suspension, except as set forth below. Landlord reserves the right to curtail or suspend any utility, service or Building system when necessary or desirable in the reasonable judgment or Landlord, by reason of accident, emergency, repairs, alterations, replacements or improvements or any other reason whatsoever, until such cause has been removed or remedied. With respect to a nonemergency curtailment or suspension, Landlord shall provide Tenant, to the extent practicable, with reasonable prior notice of such curtailment or suspension. If Tenant requests in writing that Landlord reschedule any such nonemergency curtailment or suspension to minimize the impact thereof on Tenant's work schedule, then Landlord shall reschedule such nonemergency curtailment or suspension to the extent practicable; provided, however, that if Tenant refuses entry to any party attempting to remove or remedy the situation notwithstanding that Tenant had theretofore approved such entry time, Tenant shall be responsible to Landlord (and shall reimburse Landlord promptly upon demand) for any costs (including any increase in service charges) resulting from such action of Tenant. In the event of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, Landlord shall not have any liability to Tenant; provided, however, that landlord shall use good faith efforts to restore such failure or inability so long as such failure or inability is within Landlord's reasonable control and to expend reasonable sums to minimize the period of time over which any interruption of a utility, service or Building system extends; and provided further, however, that if any utility, service or Building system is interrupted on account of a cause within Landlord's reasonable control and such interruption continues for more than one (1) business day after Landlord's receipt of written notice from Tenant identifying such interruption and as a result thereof all or a portion of the Premises become uninhabitable, then Tenant shall be entitled to a pro rata abatement of rent for the portion of the Premises that becomes uninhabitable and actually is not occupied by Tenant. Such abatement of rent shall be retroactive to the first business day of the interruption and shall remain in effect until the utility, service or Building system is restored in a manner that renders the uninhabitable portion of the Premises habitable, or Tenant recommences use, whichever first occurs. Any interruption in any utility, service or Building system that might give rise to a claim by Tenant for abatement of rent pursuant to this Section shall be deemed an emergency for purposes of this Lease allowing Landlord immediate access to the Premises. If any public utility or governmental body requires Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Landlord and Tenant shall comply with such requirements whether or not the utilities and services referred to in this Section 6 are thereby reduced or otherwise affected, without any abatement, deduction, set-off, rebate or adjustment to the Base Rent or additional rent payable hereunder. Landlord shall recalculate its estimate of increases in Operating Costs in accordance with Section 4 above in the event of any such action, however.

    7.   REPAIRS.

      (a)Tenant shall at all times, at its own expense, keep and maintain the Premises, its fixtures, furnishings, equipment and decorations in good order, and in the condition and repair required for the proper conduct of its business. Tenant shall make all necessary repairs and replacements to the Premises, as and when needed to preserve the Premises in good working order and condition, in accordance with and subject to the provisions of Section 9 of this Lease. All damage or injury to the Premises and to its fixtures, appurtenances or equipment or to the Building, or to its fixtures, appurtenances or equipment caused by Tenant shall be repaired, restored, or replaced promptly by Tenant, subject to the provisions of Section 9, at Tenant's sole cost and expense. All repairs, restorations, and replacements shall be in quality and type, at least equal to the original work or installations.

      (b)Landlord shall keep the exterior walls, load bearing elements, foundations, pipes and conduits, roof and common areas that form a part of the Building and the building standard mechanical, electrical (including building standard light fixtures and building standard light bulbs), HVAC and plumbing systems that are provided by Landlord in the operation of the Building, clean and in good operating condition and shall make all required repairs thereto. Notwithstanding any of the foregoing to the contrary, maintenance and repair of special tenant areas , facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley/coffee equipment, supplementary air-conditioning equipment (including, but not limited to, the computer room HVAC unit) and all other furniture, furnishings and equipment of Tenant and any Alterations (as hereinafter defined) made by Tenant) shall be the sole responsibility of Tenant. Landlord may, at its option and at the sole cost and expense of Tenant, make any repair or replacement which Tenant is obligated to make pursuant to subparagraph (a) above, and which after due notice Tenant refuses to make, and Tenant shall pay the cost hereof, which shall include an administrative fee of fifteen percent (15%) , to Landlord upon demand. Landlord's sole obligation is to maintain the roof, structural walls and existing mechanical and electrical equipment in "as is" condition.

    8. SURRENDER OF PREMISES.

      Tenant shall surrender the Premises to Landlord at the termination of this Lease broom clean and in substantially the same condition as existed at the Commencement Date, reasonable wear and tear and unavoidable damage by the elements, fire or other insured casualty excepted. At the end of this Lease, Tenant shall have the right to and shall remove its personal property and movable trade fixtures and shall restore any damage to the Premises caused by the removal.

    9.   ALTERATIONS.

      (a)The original improvement of the Premises shall be in accordance with Tenant's plans and specifications approved by Landlord. Tenant shall not make or permit anyone to make any interior alterations, decorations, additions or improvements to the Premises without the prior written consent of Landlord, which consent Landlord may not unreasonably withhold. In no event shall any structural or exterior repair change or modification to the Building, the Premises, or the heating, electrical or plumbing services be made by Tenant or employees or agents of Tenant without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. Any approved repairs, alterations, decorations, additions or improvements shall be made by licensed contractors and mechanics approved by Landlord, in accordance with the applicable laws and ordinances of any public authority having jurisdiction over the Building and with the building code and zoning regulations of any such authority and with any rules and regulations established from time to time by the Underwriters Association of the local area.

      (b)All alterations, improvements, additions or fixtures whether installed after the execution of this Lease, shall remain upon the Premises at the termination of this Lease and upon such termination shall become the property of Landlord, unless Landlord shall, no later than ten (10) days after the termination of this Lease, have given written notice to Tenant to remove the same, in which event Tenant will remove such alterations, improvements and additions and restore the Premises -- in the same good order and condition in which they were prior to the installation of such alterations, improvements, additions or fixtures. Should Tenant fail to do so, Landlord may do so, collecting, at Landlord's option, the reasonable cost and expense thereof from Tenant as additional rent.

      (c)In making any approved alterations, additions or improvements, Tenant shall promptly pay all contractors, materialmen and laborers, so as to minimize the possibility of a lien attaching to the Building, or attaching to any portion of the real property on which said Building is located. Should any such lien be made or suit be filed therefor, Tenant shall bond against or discharge the same within ten (10) days after the said filing of suit.


      (d)Tenant will defend, indemnify and hold Landlord harmless from and against, any and all expenses, liens, claims or damages, including attorneys' fees, to person or property which may or might arise, directly or indirectly, by reason of the making of any repairs, alterations, decorations, additions or improvements by Tenant, including without limitation, the installation or operation of equipment or machinery requiring Landlord's consent under subparagraph (d) of this Section 9. If any repair, alteration, decoration, addition, installation or improvement is effected without the prior written consent of Landlord, Landlord may remove or correct the same and Tenant shall be liable for any and all reasonable expenses of this work. All rights given to Landlord herein shall be in addition to any other right or remedy of Landlord contained in this Lease.

  10.    ASSIGNMENT AND SUBLETTING.

      (a)Tenant shall not assign, mortgage, encumber, or in any manner transfer this Lease or any estate or interest therein or sublet or permit the Premises or any part thereof to be used by others without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute subjective discretion. Notwithstanding any of the foregoing to the contrary, and provided that no event of default exists and is continuing hereunder, Landlord shall not unreasonably withhold or delay its consent to any proposed assignment or subletting of the Premises if (i) the use of the Premises pursuant to such assignment or sublease is in compliance with Section 5(a) hereof; (ii) the proposed assignee or subtenant is of a type and quality consistent and compatible with a first-class office building and with the Building and its tenants; (iii) Landlord is reasonably satisfied with the financial condition and liquidity of the assignee under any such assignment or the sublessee under any such sublease; (iv) the initial Tenant remains fully liable as a primary obligor for the payment of all rent and other charges payable hereunder and for the performance of all its other obligations hereunder; and (v) the proposed assignee and subtenant assumes the obligation of Tenant under this Lease in a written instrument reasonably satisfactory to Landlord. No assignment or transfer of this Lease may be effected by operation of law or otherwise without Landlord's prior written consent. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments or sublettings. Any attempted transfer, assignment or subletting in violation of the foregoing sentence shall be void and confer no rights upon any third person, and the acceptance of rent by Landlord from any such assignee or sublessee shall not operate as a waiver of Landlord's rights hereunder or as a consent to any such assignment or subletting, notwithstanding any assignment or subletting to which Landlord may consent. Tenant shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this Lease. The term "sublet" shall be deemed to include the granting of licenses, concessions, and any other rights of occupancy of any portion of the Premises.


      (b)It is expressly understood and agreed that this Lease and all rights of Landlord hereunder shall be fully and freely assignable by Landlord without notice to, or consent of, Tenant.

      (c)In the event of the transfer and assignment by Landlord of its interest in this Lease, Landlord shall thereby be released from any further responsibility hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to Landlord to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest of Landlord; and, upon receipt of such security, Landlord shall thereby be discharged of any further obligation relating thereto. The term "Landlord" as used in this Lease shall mean the owner of the Building, at the time in question, and in the event of the transfer (whether voluntary or involuntary) by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Lease thereafter accruing, but such covenants and obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership.

    11.    INSURANCE.

      (a) Tenant shall not do, suffer to be done, keep or suffer to be kept, anything in, upon or about the Premises which will contravene or invalidate any insurance policy insuring against loss or damage by fire or other hazards, including but not limited to public liability, or which will prevent such policies from being procured or renewed upon terms and with companies acceptable to Landlord, in Landlord's sole discretion. If anything is done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Premises, which shall cause the rate of fire or other insurance on the Premises or the Building in companies acceptable to Landlord to be increased, Tenant shall pay the entire amount of such increase, as additional rent hereunder, promptly upon Landlord's demand therefor.

      (b) Tenant shall procure and maintain throughout the Term a policy or policies of insurance, at its sole cost and expense, insuring Tenant, and naming Landlord as an additional insured, as its interests may appear, and any other persons designated by Landlord, against any and all liability for injury to or death of a person or persons, and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Premises, or by the condition of the Premises, and including contractual indemnity coverage, the limits of such policy or policies to be in an amount not less than One Million Dollars ($1,000,000.00) on a single occurrence basis, or such other amount as Landlord may require (if a higher amount of coverage is commercially reasonable for prudent business engaged in activities similar to Tenant's business activity), such coverage to be written by an insurance company or companies licensed to do business in the commonwealth of Virginia and satisfactory to Landlord. Such policies shall be non-surrenderable and non-cancelable except after thirty (30) days' written notice to Landlord and any mortgagee designated by Landlord, and shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived its right of action against any party prior to the occurrence of a loss. Such policies or duly executed certificates of insurance shall be delivered to Landlord prior to the Commencement Date and evidence of renewal shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy term.

      (c)Tenant agrees at all times at its expense to keep all personal property including furnishings, merchandise and inventory, situated within the Premises insured against fire, with extended coverage, including vandalism and malicious mischief endorsements with sprinkler leakage coverage, in an amount equal to full insurable value and sufficient to avoid Landlord's becoming a co-insurer on partial losses thereof, with such reasonable deductibles as Landlord shall approve. Such insurance shall be carried with an insurance company or companies licensed to do business in the Commonwealth of Virginia and satisfactory to Landlord, and shall be in a form satisfactory to Landlord and shall name Landlord and any other persons designated by Landlord as additional insurers thereunder. Such insurance shall be non-surrenderable and non-cancelable except after thirty (30) days' notice to Landlord and any mortgagee designated by Landlord. Such policies or duly executed certificates of insurance shall be delivered to Landlord prior to the Commencement Date, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy term. Tenant shall have the right to self-insure.

      (d)Landlord shall maintain fire insurance with extended coverage insuring the base Building (but not any alterations or any personal property or other property of any tenant, including Tenant) through either (a) a "master" or "blanket" policy covering the Building and other properties of Landlord and affiliates of landlord providing coverage for the Building in an amount not less than ninety percent (90%) of estimated replacement cost (when the value of the base Building is averaged with the values of the other properties covered by such master policy) but permitting the payment of the full replacement cost of the base building of any single property covered thereby (up to such policy's maximum amount) or (b) a policy covering the Building providing coverage for the Building in an amount not less than one hundred percent (100%) of estimated replacement cost.

    12.  LIABILITY OF LANDLORD.

      (a)Any provision in this Lease to the contrary notwithstanding, except for injury to property or person caused by Landlord's negligence or misconduct, Landlord shall not be liable to Tenant or to Tenant's employees, sub-tenants, agents, licensees, concessionaires, guests, or invites, or to any other person whomsoever, for any injury to person or damage to property on or about the Building or the Premises caused by or arising out of Tenant's use or occupancy of the Premises and the conduct of its business therein or arising out of any breach or default by Tenant in the performance of its obligations hereunder; and Tenant hereby agrees to defend and indemnify Landlord and hold it harmless from any loss, cost, or expense (including attorneys' fees) arising out of any such claimed damage or injury.

      (b)Unless caused by Landlord's negligence or misconduct, or Landlord's failure to perform its obligations under the Lease, Landlord and Landlord's agents and employees shall not be liable to Tenant for any injury to person or damages to property sustained (including loss or interruption of business and/or the use of the Building and/or the Premises) by Tenant or any person or entity claiming through Tenant resulting from or arising out of any accident or occurrence, fire, explosion, robbery, theft, bomb threat, mysterious disappearance and/or any other casualty, or from conditions in the Premises or any other portion of the Building, including but not limited to, injury or damage caused by the Premises or other portions of the Building becoming out of repair or by defect in or failure of elevators, equipment, pipes, wiring, or by broken glass, or by the backing up of drains, or by gas, steam, electricity, or oil leaking, escaping or flowing into the Premises, or from water, rain, snow or dampness which may flow or leak into the Building or the Premises from any source whatsoever, nor shall Landlord be liable to Tenant or any person or entity claiming through Tenant for any loss or damage that may be occasioned by or through the act or omissions of other tenants of the Building or of any other persons whomsoever.

      (c)All property kept, stored or maintained within the Premises or the Building by Tenant shall be so at Tenant's sole risk and Landlord shall not in any manner be responsible therefor.


    13.  MUTUAL WAIVER OF SUBROGATION.

      Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to the Premises or to the property of either party covered by insurance to the extent of such insurance (but such waiver shall not extend to the deductible amount under any such policies or any loss in excess of coverage) and all fire and extended coverage insurance, boiler insurance, and other insurance carried either by Landlord or Tenant covering losses arising out of destruction or damage to the Premises or its contents or to other portions of the Building shall provide for a waiver of subrogation against Landlord and Tenant respectively on the part of the insurance carrier.

    14.  DAMAGE BY CASUALTY.

      (a)Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty, and if Landlord does not elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Premises to the extent originally delivered to Tenant, but Landlord shall not be obligated to expend for such rebuilding and repair any amount in excess of the amount of the insurance proceeds actually recovered by Landlord and made available to Landlord for such purpose by any mortgagee as a result of such loss. If the Building shall be destroyed or substantially damaged by a casualty not covered by Landlord's insurance, or if twenty-five percent (25%) or more of the floor area of the Premises is damaged or rendered untenantable by a casualty, or if the Premises are not affected but twenty-five percent (25%) of the floor area of the Building is damaged or rendered untenantable, or if any mortgagee should require that the insurance proceeds payable as a result of any casualty be used to reduce the indebtedness secured by such mortgage, then in any such event Landlord may elect either to terminate this Lease or to proceed to rebuild and repair the Premises or that portion of the Building so damaged. Landlord shall give written notice to Tenant of such election within ninety (90) days after the occurrence of such casualty, or within thirty (30) days after the adjustment of the insurance settlement, whichever is later. If the Premises are damaged and repair and restoration cannot be completed within one hundred twenty
(120) days after the casualty or other damage as certified within 30 days after the casualty by an appropriately qualified engineer engaged by Landlord, then Tenant may elect to terminate this Lease by written notice given to Landlord within thirty (30) days after receipt of said certification or if not received before the end of the 120-day period.

      (b)Landlord's obligation to rebuild and repair under this Section 14 shall be limited to restoring the Building to substantially the condition in which the same existed prior to the delivery to Tenant, and Tenant at Tenant's sole cost and expense, shall rebuild, repair and restore Tenant's fixtures, any additional alterations or improvements made by Tenant, or at Tenant's expense, during the Term, all to substantially the condition existing prior to such casualty.

      (c)In case of such damage to the Premises, during the period from the occurrence of the casualty until Landlord's repairs are completed, the Minimum Rent shall be abated in that proportion which the Tenant's square footage rendered untenantable bears to the square footage contained within the Premises; however, there shall be no abatement of any other charges or items of additional rent provided for herein to be paid by Tenant.

    15.    CONDEMNATION.

      (a)If the whole of the Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Term shall cease and this Lease shall terminate as of the date of the title vesting in such public or quasi-public body and all sums due hereunder shall be paid up to that date and Tenant shall have no claim against Landlord or the condemning authority in respect to any compensation for such taking awarded to Landlord, whether through a negotiated settlement or through formal condemnation proceedings. All compensation awarded for any taking (or the proceeds of sale under threat thereof) whether for the whole or a part of the Premises, shall be the property of Landlord, whether such award is compensation for damages to Landlord's or Tenant's interest in the Premises, and Tenant hereby assigns all of its interests in any such award to Landlord; provided, however, that Tenant may, if allowed by statute, seek an award for relocation expenses, if applicable, or for the taking of Tenant's personal property within the Premises including fixtures and equipment which do not become Landlord's property upon termination of this Lease and, if a separate award for such is made to Tenant and if the Term ceases as above, the award shall be paid over to Tenant but if the Term continues and Tenant rebuilds in accordance with subparagraph (b) hereinafter, any such award which is expressly set forth as compensation for such damages to Tenant's personal property shall be held by Landlord in trust for application to the cost of such rebuilding, repairing and restoring of the Premises and shall be paid over to Tenant, without interest, upon completion of such work and provision to Landlord of a validly executed waiver of liens.

      (b)If any part of the Building shall be acquired or condemned as aforesaid, then at Landlord's option, the Term shall cease and this Lease shall terminate as of the date of title vesting in such proceeding. Tenant shall have no claim against Landlord or the condemning authority in respect to any compensation for such taking except as provided in subparagraph (a) above. Minimum Rent and additional rent shall be adjusted to the date of such termination. In the event of a partial taking or condemnation, and this Lease is not terminated, Landlord shall promptly restore the remaining portion of the Premises, exclusive of Tenant's leasehold improvements and personal property, to its condition as nearly as possible as existed at the time of such condemnation less the portion lost in the taking and this Lease shall continue in full force and effect and rent shall be adjusted on the basis of the number of square feet taken on a pro rata basis. Tenant shall, at its sole cost and expense, rebuild, repair and restore Tenant's fixtures, any additional alterations or improvements made by Tenants, or at Tenant's expense, during the term, all to substantially the condition existing prior to such taking.

          (c) If thirty percent (30%) or more of the Premises or occupancy thereof shall be taken or condemned by any governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the date title vests in such authority and rent shall be apportioned as of such date. If less than thirty percent (30%) of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not condemned, except that as of the date title vests in such authority Tenant shall not be required to pay the Base Rent and additional rent with respect to the part of the Premises condemned.

    16. LANDLORD'S RIGHT OF ENTRY.

           Landlord and persons designated by it have the right to enter the Premises at all reasonable hours to examine and inspect the same, however, Landlord shall comply with Tenant's security regulations. Landlord shall have the right, after notice of either party of intention to terminate this Lease, or at any time within six (6) months prior to the expiration of this Lease, to display a "For Rent" sign; and the said sign may be placed upon such part of the Premises and/or Building as Landlord may elect and may contain such matter as Landlord shall require. Prospective purchasers authorized by Landlord may inspect the Premises at reasonable hours with reasonable notice to Tenant. Prospective tenants shall be shown the Premises in accordance with the Rules and Regulations.

    17.  DEFAULTS AND REMEDIES.

      (a) The happening of any one or more of the following shall be deemed to be events of default under this Lease, unless cured within 30 days after written notice from landlord in the case of any obligation of Tenant hereunder other than that specified in Section 17(a)(1).

           (1) Failure of Tenant to pay any installment of rent or other charge or money obligation herein required to be paid by Tenant when due, or the failure to cure a default in any other of its covenants or obligations under this Lease within ten (10) days after written notice from Landlord. Failure of Tenant to perform any other obligation of Tenant hereunder within thirty (30) days after written notice from Landlord.

           (2) The making by Tenant of an assignment for the benefit of its creditors, or if Tenant becomes insolvent;

           (3) The levying of a writ of execution or attachment on or against the property of Tenant and the same is not released or discharged within ten
(10) days thereafter;

           (4) In the event proceedings are instituted in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of Tenant, or for the appointment of a receiver of the property of Tenant, and said proceedings are not dismissed, and any receiver, trustee or liquidator appointed therein discharged within thirty (30) days after the institution of said proceedings;

           (5) The doing, or permitting to be done, by Tenant of any act which creates a lien or claim therefor against the land or Building of which the Premises are a part and the same is not released or otherwise provided for by indemnification bond satisfactory to Landlord within ten (10) days thereafter,

           (6) The Tenant's filing a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, or the Tenant's adjudication as a bankrupt or insolvent in proceedings filed against Tenant thereunder;

      (b) Upon the Tenant's filing a petition under any section of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, or the Tenant's adjudication as a bankrupt or insolvent in proceedings filed against Tenant thereunder, this Lease shall automatically terminate. Upon the occurrence of any other events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

           (1) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise;

           (2) Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the Premises on such terms as Landlord may deem advisable and receive the rent therefor, provided no such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of termination be given to Tenant; and Tenant agrees to pay Landlord on, demand any deficiency that may arise by reason of such reletting and in the event of a failure by Tenant to pay such deficiency, Landlord may periodically sue for such sum, and any such action shall not bar a subsequent action by Landlord to recover deficiencies accruing thereafter;

           (3) Whether Landlord terminates this Lease or enters and takes possession of the Premises, Tenant agrees to pay a sum which at the time of such termination of this Lease or at the time of such reentry by Landlord, as the case may be, represents the then excess, if any, of (i) the aggregate amount of the Minimum Rent and additional rent which would have been payable by Tenant (conclusively presuming the average monthly additional rent to be the same as payable for the current Lease Year) for the period commencing with such early termination of this Lease or the date of any such reentry, as the case may be, and ending with the date contemplated as the termination date of this Lease if it had not so terminated or if Landlord had not so reentered the Premises, over (ii) the aggregate fair market rental value of the Premises for the same period;

           (4) Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise;

           (5) Institute any appropriate action or actions against Tenant to enforce any term, covenant or provision of this Lease, to restrain violation thereof or to recover any rent due or other damages sustained through breach of this Lease; or

           (6) Distrain for rent and other charges due as rent and/or additional rent and be entitled to the benefit of all laws now or hereafter made applicable to distrain or any action in the nature of distraint.

      (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Minimum Rent or additional rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Landlord as above provided, allowance shall be made for the expense of repossession, eviction and any repairs or remodeling undertaken by Landlord following repossession, brokers' commissions, legal fees, advertising expenses and all other expenses incurred by Landlord which are properly chargeable to said reletting.

      (d) If, on account of any breach or default by Tenant in Tenant's obligations hereunder, it shall become necessary for Landlord to employ an attorney to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay all reasonable and documented attorneys' fees incurred by Landlord in connection therewith provided Landlord prevails in the litigation.

      (e) Both Landlord and Tenant agree hereby to waive and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto under or in connection with the Lease.

    18.  NO WAIVER OF PERFORMANCE.

      The failure of Landlord or Tenant to insist upon a strict performance of any of the terms, conditions, covenants herein, shall not be deemed a waiver of any rights or remedies that Landlord or Tenant may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions, and covenants herein contained.

    19. SUBORDINATION.

      This Lease shall be subject and subordinate at all times to all underlying leases and to the lien of any mortgage and/or other encumbrances which may now or hereafter affect such leases or the Premises (collectively "Mortgage" or "Mortgages"), and also to all renewals, modifications, consolidations, and replacements of said Mortgage, without the necessity of any further instrument or act by Tenant to effect such subordination, provided Landlord delivers to Tenant a reasonably acceptable non-disturbance agreement from Landlord's lender. Tenant agrees, at the election of the mortgagee, to attorney to any holder of any Mortgage to which this Lease is subordinate. Although no instrument or act on the part of Tenant shall be necessary to effectuate the foregoing subordination and attornment, Tenant shall, nevertheless, execute and deliver upon demand such further instrument or instruments confirming such subordination of this Lease to all Mortgages as shall be desired by any mortgagee or proposed mortgagee or any other person. Tenant hereby appoints Landlord the attorney-in-fact of Tenant irrevocably (such power of attorney being coupled with an interest) to execute and deliver any such instrument or instruments for and in the name of Tenant. Notwithstanding the foregoing, any holder of any Mortgage may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution and delivery.

    20. NOTICES.

      Any notice or payment by either party to the other shall be in writing and shall be delivered personally or mailed by certified mail in a postpaid envelope, return receipt requested, addressed (a) if to Tenant, to Attn: Chief Financial Officer, 11413 Isaac Newton Square, Reston, Virginia 22090, and (b) if to Landlord, to c/o Percontec, Inc., 11900 Tech Road, Silver Spring, Maryland 20904, or to such other address as Tenant or Landlord may designate in writing. Notice shall be deemed to have been duly given upon receipt if delivered personally, and if mailed as aforesaid, upon the day of such mailing.

    21. ESTOPPEL CERTIFICATE.

      Tenant agrees at any time and from time to time, within five (5) days after Landlord's written request, to execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), and the dates to which Minimum Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not Landlord is in default in the performance of any covenants, agreement or condition contained in this Lease and, if so, specifying each such default and any additional information requested by Landlord, any purchaser of the Building or any interest therein, including partnership interests, or mortgagee, it being intended that any such statement delivered pursuant to this Section may be relied upon by any such prospective purchaser or any mortgagee or any assignee of Landlord's interest in this Lease or of any mortgage upon the fee of the Premises, or any part thereof.

    22.  HOLDING OVER.

      In the event that Tenant shall not immediately surrender the Premises on the date of expiration of the Term hereof, Tenant shall, by virtue of the provisions hereof, become a month-to-month tenant at 150% the monthly rent including Minimum Rent and all additional rent and other charges in effect during the last month of the Term, which said monthly tenancy shall commence with the first day following the expiration of the Term. Tenant, as a month-to-month tenant, shall be subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises if Landlord accepts rent for such period, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 22, in the event that Tenant shall hold over after the expiration of the Term of this Lease, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Term of this Lease, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith reenter and take possession of the Premises without process, or by any legal process.

    23.  BINDING EFFECT AND LIMITATION OF RECOURSE.

      The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors in interest, legal representatives and assigns, except as otherwise herein expressly provided. All claims, demands or causes OF action which Tenant may have against Landlord under any provisions of, or with respect to this Lease, or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease. Tenant's occupancy of the Premises or Landlord's ownership of the Premises or the Building, shall be enforceable solely against the Building and no other property of Landlord or any of its principals, its or their successors or assigns, shall be subject to any such claim, demand, or cause of action.

    24.  MORTGAGEE'S RIGHTS.

      Tenant agrees that upon receiving written notice by registered mail from any mortgagee, or any mortgagee's authorized representative, of Landlord's default in the performance of any one of the terms, provisions and obligations of Landlord to said mortgagee, together with a demand for the payment of rents then due or to become due under this Lease, and together with notice that such service of said demand was given to Landlord, Tenant shall make all future payments under this Lease to said mortgagee or its authorized representatives without necessity of receiving further consent from Landlord.

    25.  AGENCY.

      Tenant warrants that it has had no dealings directly or indirectly with any broker or agent in connection with the negotiation or execution of this Lease other than Grady Management, Inc. and Landlord is solely responsible for any and all commissions due Grady Management, Inc.

    26.  QUIET ENJOYMENT.

      Landlord hereby covenants and agrees that, if Tenant shall perform all of the covenants and agreements herein required to be performed on the part of Tenant, Tenant and parties claiming by, through or under Tenant, shall, subject to the terms of this Lease, at all times during the continuance of this lease, have the peaceable and quiet enjoyment and possession of the Premises.

    27.  GOVERNING LAW.

      The laws of the Commonwealth of Virginia shall govern the interpretation, validity, performance, and enforcement of this Lease. If any provision of this Lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

    28. CAPTIONS.

      The captions and headings used herein are for convenience and reference only and shall not constitute a part of this Lease, nor shall they affect the meaning, construction or effect of this Lease.

      IN WITNESS WHEREOF the parties hereto have caused their names to be signed and their seals affixed by their proper officers the day and year first above set forth.


WITNESS/ATTEST:                              HEM CORPORATION
/S./ Jonathan M. Genoa
---------------------------                  By: /s/ Martin Seldeen       (SEAL)
                                                --------------------------



WITNESS/ATTEST:                              BEST PROGRAMS, INC.

/s/ John Ent                                 By: /s/ Melody Ranelli       (SEAL)
---------------------------                     --------------------------
                                                TENANT

STATE OF Maryland, County of Montgomery, to wit:

         I HEREBY CERTIFY that on this 11th day of March, 1993 before me, the subscriber, a Notary Public for State aforesaid, personally appeared Martin S. Seldeen, who acknowledged himself to be the Vice President of HEM Corporation, and that he, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

      IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.

                                        /s/ Victoria S. Berghel   NOTARY PUBLIC
                                            ----------------------

My Commission expires:

10/1/95
-----------------

STATE OF Maryland, County OF Montgomery, to wit:



         I HEREBY CERTIFY that on this 5th day of March, 1993 before me, the subscriber, a Notary Public for the _______________ and State aforesaid, personally appeared Melody Ranelli, who acknowledged herself to be the Executive Vice President and that she, as such Executive Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

      IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.

                                        /s/ Shirley Spotswood Lewis
                                            -----------------------------
                                            Notary Public
My Commission expires:

Sept. 1, 1993
--------------

                                    EXHIBIT B


                        ACCEPTANCE OF PREMISES MEMORANDUM


This Memorandum is an amendment to the Lease for space in 11425 Isaac Newton Square, Reston, Virginia, executed on the____________day of ________________, 19__, between HEM CORPORATION, INC., as Landlord, and BEST PROGRAMS, INC., as Tenant.

      Landlord and Tenant hereby agree that:


      1. Landlord has completed the construction work required of Landlord under the terms of the Lease and the Agreement for Construction attached thereto.

      2. The Premises are tenantable; the Landlord has no further obligation for construction, and Tenant acknowledges that the Premises are satisfactory in all respects.

      3. The Commencement Date of the Lease is hereby agreed to be the ________ day of _______________________, 19__.

      4. The Expiration Date of the Lease is hereby agreed to be the __________ day of ______________________, 19__.

      All other terms and conditions of the Lease are hereby ratified and acknowledged to be unchanged.

      Agreed and Executed this__________ day of _________________, 19__.


WITNESS/ATTEST:                           HEM CORPORATION, INC.

                                          By:                            (SEAL)
-----------------------------------          ----------------------------
                                             LANDLORD


WITNESS/ATTEST:                              BEST PROGRAMS, INC.

                                          By:                            (SEAL)
-----------------------------------          ----------------------------

                                    EXHIBIT C

                              RULES AND REGULATIONS


      1. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

      2. Tenants, their clerks or employees, agents, visitors or licensees shall at no time bring or keep upon their Premises any flammable, combustible or explosive fluid, chemical or substance without written consent of Landlord.

      3. No animals or birds shall be kept in the Building, and the use of Premises as sleeping quarters is absolutely prohibited.

      4. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

      5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of its Premises or the Building without the written consent of Landlord. However, Tenant shall have the right to place an appropriate door sign and a sign on the exterior of the Building, subject to Landlord's reasonable approval and subject to applicable restrictive covenants. Landlord agrees to process the sign specifications through the necessary parties for compliance with said restrictive covenants. In the event of tenant's violation of this Rule, Landlord may, without liability, remove same, and may charge the expense incurred in such removal to the tenant violating this Rule. Corridor signs on doors shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. Interior door identification shall be affixed by the tenant to the wall next to the door. A building directory will be placed in the lobby by Landlord. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a high-quality office building and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

      6. If a tenant desires telegraphic or telephonic connections or the installation of any other electric wiring which will be installed at tenant's expense, the Landlord will, upon receiving a written request from tenant, direct the electricians as to where and how the wires are to be introduced and run, and without such direction, no boring, cutting or installation or wires will be permitted. No tenant shall install any radio or television antenna connected to the Building, either inside or outside its Premises.

      7. No significant furniture or other material shall be moved into or out of the Building without first notifying the superintendent and the moving thereof shall be under his direction and control. In order to minimize inconvenience to other tenants, safes, furniture, boxes or other bulky articles shall be delivered into a tenant's Premises only with the written consent of Landlord, and then only by means of the elevators or the stairways at such times and in such manner as Landlord may in writing direct. Safes and other heavy articles shall be placed by tenants in such places only as are first approved in writing by Landlord and any damage done to the Building, tenants, or to other persons by taking safes or other heavy articles in or out of the Premises or the Building, from overloading a floor, or in any other manner, shall be paid by tenant causing such damage. Landlord reserves the right to inspect all freight being brought into the Building, and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

      8. No tenant shall install or furnish any equipment which causes noise or vibration which may be transmitted to the structure of the Building or to any space therein, and vibration eliminators or other devices sufficient to eliminate such noise and vibrations or furniture having a weight in excess of eighty (80) pounds per square foot of floor area, shall be installed and maintained by tenants at their expense.

      9. Vibration eliminators or other devices sufficient to eliminate noise and vibration caused by the installation by tenant of business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein, shall be installed and maintained by tenants at their expense.

     10. No hand trucks shall be used in any space, or in the public halls of the Building except those equipped with pneumatic rubber tires and side guards.

     11. Tenant shall have a separate entrance and will have 24-hour per day access.

     12. Tenant shall be responsible for its own security; Landlord does not provide security for the Building.

     13. Landlord reserves the following rights:

         (a) To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy during the last ninety (90) days of the term of any lease, if during or prior to that time tenant vacates the Premises;

           (b) To have pass keys to the Premises;

           (c) To show the Premises to prospective tenants or brokers during the last twelve (12) months of the term of any lease, provided prior notice is given to tenant in each case and tenant's use and occupancy of the Premises shall not be materially inconvenienced by any such action of Landlord;

           (d) To change the name by which the Building is commonly known and/or its mailing address, at any time;

           (e) To enter upon the Premises and exercise any or all of the foregoing rights hereby served without being deemed guilty of an eviction or disturbance of a tenant's use or possession and without being liable in any manner to any tenant; and

           (f) To make such other and further reasonable rules and regulations, as in Landlord's judgment, may from time to time be needful for the safety, care and cleanliness of the Premises or the Building, and for the preservation of good order therein, and any such other or further rules and regulations shall be binding upon all tenants with the same force and effect as if they had been inserted herein at the time of the execution hereof.

AGREED AND ACCEPTED THIS _________________day of__________________19__,


WITNESS/ATTEST:                        BEST PROGRAMS, INC.


                                       By:  /s/ Melody Ranelli
-----------------------------              -------------------------------(SEAL)

                                    EXHIBIT B

                        ACCEPTANCE OF PREMISES MEMORANDUM

    This Memorandum is an amendment to the Lease for space in 11425 Isaac Newton Square, Reston, Virginia, executed on the 11th day of March, 1993, between HEM CORPORATION, INC., as Landlord, and BEST PROGRAMS, INC., as Tenant.

    Landlord and Tenant hereby agree that:

    1. Landlord has completed the construction work required of Landlord under the terms of the Lease and the Agreement for Construction attached thereto.

    2. The Premises are tenantable; the Landlord has no further obligation for construction, and Tenant acknowledges that the Premises are satisfactory in all respects.

    3. The Commencement Date of the Lease is hereby agreed to be the 25th day of June, 1993.

    4. The Expiration Date of the Lease is hereby agreed to be the 30th day of June, 1997.

    All other terms and conditions of the Lease are hereby ratified and acknowledged to be unchanged.

    Agreed and Executed this 25th day of June, 1993.

    WITNESS/ATTEST:                               HEM CORPORATION, INC.


/s/ Victoria S. Berqhel                           By: /s/ Martin Seldesar
--------------------------------                     ---------------------------
                                                      LANDLORD

    WITNESS/ATTEST:                               BEST PROGRAMS, INC.



/s/ John Ent                                      By: /s/ Melody Ranelli
--------------------------------                     ---------------------------

    11425 ISAAC NEWTON SQUARE
    RESTON, VIRGINIA
    COMPLETELY BUILT-OUT
    OFFICE/LIGHT MANUFACTURING/FLEX SPACE

An ideal address in the Isaac Newton Square Office Park. Two minutes to Dulles Access Road. 10 minutes to Dulles Airport, I-495 and the shops, restaurants and theaters of Tysons Corner.

    THE TWO-STORY SECTION FEATURES:

- A two-story atrium entry

- Fully built-out perimeter offices with full-height windows

- Conference and meeting rooms

- A 23' X 36' raised-floor computer room

- Passenger elevator

- Wet bar and two bathrooms on first floor

- Full kitchen, men's room with shower, women's room and executive office with wet bar on second floor

                                   EXHIBIT A

                                  [FLOOR PLAN]